                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------


                                   FORM 8-K/A

                                 AMENDMENT NO. 2

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                  JULY 21, 1999
            -------------------------------------------------------
                Date of Report (Date of earliest event reported)

                            INTEGRATED SYSTEMS, INC.
           ---------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

     CALIFORNIA                 0-18268                       94-2658153
------------------------  ------------------------     -------------------------
(State of incorporation)  (Commission file number)        (I.R.S. Employer
                                                         Identification No.)

                             201 MOFFETT PARK DRIVE
                           SUNNYVALE, CALIFORNIA 94089
       -----------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (408) 542-1500
         --------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

       On July 21, 1999, Integrated Systems, Inc. ("ISI"), acquired Software Development Systems, Inc., a privately held Illinois corporation ("SDS"), pursuant to an Agreement and Plan of Reorganization dated as of July 15, 1999 (the "Merger Agreement") among SDS, certain shareholders of SDS, ISI and ISI Acquisition Corporation, a wholly owned subsidiary of ISI. The acquisition was structured as the merger (the "Merger") of SDS into ISI Acquisition Corporation. Each share of SDS stock outstanding immediately prior to the Merger was converted into the right to receive cash and shares of ISI Common Stock. ISI paid a total Merger consideration of $13,942,947 in cash and 1,430,037 shares of ISI Common Stock. All options to purchase SDS stock became immediately exercisable as a result of the Merger. ISI paid a total of $3,464,191 to the holders of those options in cash and the options were canceled. In addition, ISI paid $5,513,920 to a creditor of SDS as full settlement of a loan liability. The funds paid to the SDS shareholders, optionholders and creditor were derived from ISI's working capital cash reserves. ISI will account for its acquisition of SDS under the purchase method of accounting.

       SDS is engaged in the business of developing, marketing and supporting embedded software tools. ISI intends to continue to conduct SDS's business following the acquisition. In 1998, SDS had revenue of approximately $16.5 million and net losses of approximately $2.3 million.

       The shares of ISI Common Stock issued to the SDS shareholders in the Merger were not registered under the Securities Act of 1933, as amended ("1933 Act"), in reliance upon the exemptions from registration provided by
Section 4(2) thereof and/or Rule 506 promulgated under Regulation D. ISI and the SDS shareholders have entered into a Registration Rights Agreement, pursuant to which ISI granted the SDS shareholders certain rights for the registration under the 1933 Act of the resale of the shares of ISI Common Stock issued to them in the Merger. Under the terms of the Registration Rights Agreement, ISI agreed to file a shelf registration on Form S-3 pursuant to Rule 415 under the 1933 Act by no later than October 20, 1999, to cover the resale by the SDS shareholders of the shares of ISI Common Stock issued to them in the Merger. The registration statement was filed on October 19, 1999.

       James E. Challenger, the Chief Executive Officer of SDS, was appointed to the office of Chief Technology Officer of ISI pursuant to a letter agreement dated July 15, 1999. In addition, Mr. Challenger signed a Non-Competition Agreement with ISI in consideration of the payment by ISI of $1.0 million in cash at the closing of the Merger. ISI also agreed to elect Mr. Challenger to a newly created seat on the ISI Board of Directors.

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS

       (b)    PRO FORMA COMBINED FINANCIAL INFORMATION.

OVERVIEW

Effective July 21, 1999 ISI acquired all the outstanding stock and stock rights of SDS which develops, markets and supports a family of specialized integrated software products used in the embedded-systems industry. The total purchase price of approximately $39.2 million consisted of 1,430,037 shares of ISI's common stock with an estimated fair value of approximately $13.9 million, cash consideration of $24.3 million and acquisition costs of $1.0 million. The acquisition has been accounted for using the purchase method of accounting and accordingly the purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition date.

The allocation of the purchase price is summarized below (in thousands):


------------------------------------------------------- -----------------------------------------------------
Completed technology                                                                                 $ 6,500
------------------------------------------------------- -----------------------------------------------------
In-process research and development                                                                    6,300
------------------------------------------------------- -----------------------------------------------------
OEM relationships                                                                                      2,800
------------------------------------------------------- -----------------------------------------------------
Non-compete agreement                                                                                  1,000
------------------------------------------------------- -----------------------------------------------------
Trade name                                                                                             1,800
------------------------------------------------------- -----------------------------------------------------
Workforce                                                                                              2,900
------------------------------------------------------- -----------------------------------------------------
Deferred tax liability                                                                                (4,800)
------------------------------------------------------- -----------------------------------------------------
Assumed net assets/liabilities                                                                          (293)
------------------------------------------------------- -----------------------------------------------------
Goodwill                                                                                              23,028
------------------------------------------------------- -----------------------------------------------------

------------------------------------------------------- -----------------------------------------------------
Total purchase price                                                                                $ 39,235
------------------------------------------------------- -----------------------------------------------------

The acquisition has been structured as a tax-free exchange of stock, therefore, the differences between the recognized fair value of acquired assets, including tangible assets, and their historical tax bases are not deductible for tax purposes.

The amount allocated to the in-process research and development represents the purchased in-process technology for projects that, as of the date of the acquisition, had not yet reached technological feasibility and had no alternative future use. Based on preliminary assessments, the value of these projects was determined by estimating the resulting net cash flows from the sale of the products resulting from the completion of the projects, reduced by the portion of the revenue attributable to core technology and the percentage completion of the project. The resulting cash flows were then discounted back to their present value at appropriate discount rates.

The nature of the efforts to develop the purchased in-process research and development into commercially viable products principally relates to the completion of all planning, designing, prototyping and testing activities that are necessary to establish that the product can be produced to meet its design specification including function, features and technical performance requirements. The resulting net cash flows from such products are based on estimates of revenue, cost of revenue, research and development costs, sales and marketing costs, and income taxes from such projects.

The amount allocated to these projects identified as in-process research and development of SDS will be charged to the income statement in the period the valuation analysis is complete, shortly after the consummation of the acquisition. Such charges relate to in-process research and development have not been included in the unaudited pro forma combined statements of operations since they are non-recurring in nature. However, the charges have been reflected in the unaudited pro forma combined balance sheet.

The following unaudited pro forma combined balance sheet gives effect to the transaction as if it had been consummated as of May 31, 1999, by combining the balance sheet of ISI as at May 31, 1999 with the balance sheet of SDS as at March 31, 1999.

The following unaudited pro forma combined financial statements of operations for the year ended February 28, 1999 and the three months ended May 31, 1999 give effect to the acquisition as if it had occurred on March 1, 1998, by combining the results of operations of ISI for the year ended February 28, 1999 and the three month period ended May 31, 1999 with the results of operations of SDS for the year ended December 31, 1998 and the three month period ended March 31, 1999, respectively.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A. The pro forma information should be read in conjunction with the accompanying notes thereto and with the historical financial statements and related notes thereto in ISI's Form 10-K, filed in May 1999 and SDS's financial statements and related notes filed with the first amendment to ISI's Form 8-K.

                            INTEGRATED SYSTEMS, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                                 (in thousands)
                                  (unaudited)

                                                                  May 31,            March 31,
                                                                   1999                1999              Pro Forma      Pro Forma
                                                                   ISI                 SDS               Adjustments    Combined
                                                                   ---                 ---               -----------    --------
Assets

Current assets:
     Cash and cash equivalents                                 $  26,131           $   2,009           $ (24,342) (a)  $   3,798
     Marketable securities                                         2,382                                                   2,382
     Accounts receivable, net                                     25,377               2,733           $  (1,243) (b)     26,867
     Deferred income taxes                                         2,490               1,686                               4,176
     Prepaid expenses and other                                    4,729                 519                               5,248
                                                               ------------------------------         -----------     ----------

       Total current assets                                       61,109               6,947             (25,585)         42,471

     Marketable securities                                        45,078                                                  45,078
     Property and equipment, net                                  18,574               1,819                              20,393
     Intangible assets, net                                        3,411                 131              32,663  (c)     36,205
     Deferred income taxes                                         5,322                 454              (4,800) (d)        976
     Other assets                                                  1,781                  98                               1,879
                                                               ------------------------------         -----------     ----------

       Total Assets                                            $ 135,275           $   9,449           $   2,278       $ 147,002
                                                               ------------------------------         -----------     ----------
                                                               ------------------------------         -----------     ----------

Liabilities

Current liabilities:
     Accounts payable                                          $   3,730           $     555                           $   4,285
     Accrued payroll and related expenses                          5,931                 845                               6,776
     Other accrued liabilities                                     5,610                 944           $  (1,243) (b)      5,311
                                                                                                           1,652  (e)      1,652
     Current portion of long term debt                                                   598                                 598
     Income taxes payable                                          1,906                                                   1,906
     Deferred revenue                                             18,139               1,952              (1,952) (f)     18,139
                                                               ------------------------------         -----------     ----------

       Total current liabilities                                  35,316               4,894              (1,543)         38,667

Long-term liabilities:
     Note payable                                                                      5,365              (5,365) (g)
     Other long-term liabilities                                                         735                                 735
                                                               ------------------------------         -----------     ----------

       Total liabilities                                          35,316              10,994              (6,908)         39,402
Shareholders Equity
     Common stock                                                 59,647                                  13,941  (h)     73,588
                                                                                       1,301              (1,301) (i)
     Less - notes receivable from shareholder                                         (1,200)              1,200  (i)
     Additional paid in capital from stock based compensation                          3,302              (3,302) (i)
     Deferred compensation on stock options                                             (830)                830  (i)
     Accumulated other comprehensive income                       (1,561)                 15                 (15) (i)     (1,561)
     Retained earnings                                            41,873              (4,133)              4,133  (i)     41,873
                                                                                                          (6,300) (j)     (6,300)
                                                               ------------------------------         -----------     ----------

       Total shareholders equity                                  99,959              (1,545)              9,186         107,600
                                                               ------------------------------         -----------     ----------

       Total liabilities and shareholders equity               $ 135,275           $   9,449           $   2,278       $ 147,002
                                                               ------------------------------         -----------     ----------
                                                               ------------------------------         -----------     ----------

                               INTEGRATED SYSTEMS, INC.
                 NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

a)   To reflect the cash consideration paid for the acquisition of SDS.

b) To reflect the elimination of accounts receivable and payable balances between ISI and SDS.

c) To reflect the intangible assets resulting from the allocation of the total amount of the consideration paid for the SDS acquisition.

d) To reflect the deferred tax liability arising on acquisition due to the change in basis of the acquired assets.

e) To reflect the accrual of direct costs arising from the acquisition of SDS, estimated at approximately $1,652,000 consisting mainly of legal fees, appraisal fees, audit fees, and an accrual for the estimated expense associated with SDS's deferred revenue.

f)   To eliminate SDS's deferred revenue.

g)   To reflect the repayment on acquisition of SDS's note payable by ISI.

h) To reflect the issuance of $13.9 million in common stock on acquisition of SDS.

i)   To reflect the elimination of SDS's equity.

j) To reflect the estimated write-off of in-process research and development of $6.3 million. The charge related to in-process research and development has not been included in the unaudited pro forma combined statements of operations since it is non-recurring in nature. However, the charge has been reflected in the unaudited pro forma combined balance sheet.

                               INTEGRATED SYSTEMS, INC.
                      PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        (In thousands, except per share data)
                                     (unaudited)



                                                Year Ended
                                                ----------
                                         February 28,  December 31,
                                             1999           1998        Pro Forma           Pro Forma
                                             ISI            SDS        Adjustments          Combined
                                             ---            ---        -----------          --------
Revenue:
  Product                                $  76,622      $  14,720      $  (4,362) (l)       $ 86,980
  Services                                  56,882          1,802           (210) (l)         58,474
                                         -----------------------------------------------------------
     Total revenue                         133,504         16,522         (4,572)            145,454

Costs and expenses:
  Cost of product revenue                   13,505          3,335         (4,362) (l)         12,478
  Cost of services revenue                  24,987          1,077           (210) (l)         25,854
  Marketing and sales                       48,743          8,285                             57,028
  Research and development                  18,625          3,600                             22,225
  General and administrative                12,940          6,049                             18,989
  Acquisition-related and other              8,507                                             8,507
  Amortization of intangibles                  523                         9,024  (m)          9,547
                                         -----------------------------------------------------------
     Total costs and expenses              127,830         22,346          4,452             154,628

      Income (loss) from operations          5,674         (5,824)        (9,024)             (9,174)

Interest and other income (expense)          4,962           (110)        (1,069) (n)          3,783
                                         -----------------------------------------------------------
      Income (loss) before income taxes     10,636         (5,934)       (10,093)             (5,391)

Provision (benefit) for income taxes         1,003         (1,247)        (2,632) (o)         (2,876)
                                         -----------------------------------------------------------
      Net income (loss)                  $   9,633      $  (4,687)     $  (7,461)           $ (2,515)
                                         -----------------------------------------------------------
                                         -----------------------------------------------------------

Earnings per share - basic                                                                  $  (0.10)
                                                                                           ---------
                                                                                           ---------

Shares used in per share calculations-
  basic                                     23,138                         1,430              24,568  (p)
                                         ---------                     ---------           ---------
                                         ---------                     ---------           ---------

                               INTEGRATED SYSTEMS, INC.
                      PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        (In thousands, except per share data)
                                     (unaudited)



                                              Three Months Ended
                                            ----------------------
                                            May 31,       March 31,
                                             1999           1999        Pro Forma           Pro Forma
                                             ISI            SDS        Adjustments          Combined
                                             ---            ---        -----------          --------
Revenue:
  Product                                $  18,949       $  3,730      $  (1,036) (l)       $ 21,643
  Services                                  13,643            542           (207) (l)         13,978
                                         -----------------------------------------------------------
     Total revenue                          32,592          4,272         (1,243)             35,621

Costs and expenses:
  Cost of product revenue                    4,909            771         (1,036) (l)          4,644
  Cost of services revenue                   5,994            176           (207) (l)          5,963
  Marketing and sales                       14,025          2,442                             16,467
  Research and development                   5,309            958                              6,267
  General and administrative                 3,331            996                              4,327
  Amortization of intangibles                  172                         2,256  (m)          2,428
                                         -----------------------------------------------------------
     Total costs and expenses               33,740          5,343          1,013              40,096

      Income (loss) from operations         (1,148)        (1,071)        (2,256)             (4,475)

Interest and other income (expense)          1,400            (94)          (212) (n)          1,094
                                         -----------------------------------------------------------
      Income (loss) before income taxes        252         (1,165)        (2,468)             (3,381)

Provision (benefit) for income taxes            81           (359)          (531) (o)           (809)
                                         -----------------------------------------------------------
      Net income (loss)                    $   171        $  (806)     $  (1,937)           $ (2,572)
                                         -----------------------------------------------------------
                                         -----------------------------------------------------------

Earnings per share - basic                                                                  $  (0.11)
                                                                                           ---------
                                                                                           ---------

Shares used in per share calculations-
  basic                                     22,775                         1,430              24,205  (p)
                                         ---------                     ---------           ---------
                                         ---------                     ---------           ---------

                               INTEGRATED SYSTEMS, INC.
            NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

l) To reflect the elimination of product and services revenue and the related cost of revenue on transactions between ISI and SDS.

m) To reflect amortization of goodwill and intangible assets associated with the acquisition as follows:



-------------------------------------------------------------------------------------------------------------
                        Amount                Amortization         Amortization          Amortization
                                              period               expense for 12        expense for 3
                                                                   month period          month period
-------------------------------------------------------------------------------------------------------------
Goodwill                $20,118               5 years              $4,024                $1,006
-------------------------------------------------------------------------------------------------------------
OEM relationships,      $7,500                5 years              $1,500                $375
  Trade name, Workforce
-------------------------------------------------------------------------------------------------------------
Non-compete agreement   $1,000                4 years              $250                  $62
-------------------------------------------------------------------------------------------------------------
Completed technology    $6,500                2 years              $3,250                $813
-------------------------------------------------------------------------------------------------------------

n) To reflect the loss of interest income ($1.3 million for the year, and $0.3 million for the three month period) due to the cash portion of the purchase price and reduction in interest expense ($0.2 million for the year and $0.1 million for the three month period) on the note payable.

o) To reflect the effect of the above adjustments on income tax expense, excluding the amortization of goodwill, which is a non-deductible item.

p) To reflect adjustment to the weighted average shares outstanding of the 1,430,037 shares issued to the shareholders of SDS on acquisition, assuming that all the shares issued in the purchase were outstanding for the period.

(c)     EXHIBITS

        The following exhibits are filed herewith:

        2.01 Agreement and Plan of Reorganization dated as of July 15, 1999 by and among ISI, Software Development Systems, Inc., ISI Acquisition Corporation and certain individual shareholders of Software Development Systems, Inc. Pursuant to Item 601(b)(2) of Regulation of S-K, the schedules have been omitted but will be furnished supplementally to the Commission upon request.*

        4.01 Registration Rights Agreement dated as of July 15, 1999 by and among ISI and the shareholders of Software Development Systems, Inc.*

        10.01 Offer of Employment dated July 15, 1999 from ISI to James E. Challenger.*

        10.02 Non-Competition Agreement dated as of July 15, 1999 between ISI and James E. Challenger.*

        23.01    Consent of KPMG LLP, Independent Auditors.*

        ----------------------

                 *Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           INTEGRATED SYSTEMS, INC.

                                           By:  /s/ William C. Smith
                                               ---------------------
Date:  October 29, 1999                        William C. Smith
                                               Vice President, Finance and
                                               Chief Financial Officer


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